Exhibit 4.3

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of May 19, 2017, by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture, dated as of May 19, 2017 (as it may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Salem Media Group, Inc., as issuer (“Issuer”), the Grantors party thereto, as guarantors, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and the Collateral Agent; and

WHEREAS, pursuant to the Indenture, the Issuer has issued $255,000,000 principal amount of its 6.750% Senior Secured Notes due 2024 (together with any Additional Notes, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, U.S. Bank National Association has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement;

WHEREAS, pursuant to the Indenture, each guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Indenture);

WHEREAS, following the date hereof, if permitted by the Indenture, the Grantors may incur Permitted Additional Pari Passu Obligations which are secured equally and ratably with the Grantors’ Secured Obligations in accordance with Section 32 of this Agreement;

WHEREAS, each Grantor is an Affiliate or a Subsidiary of the Issuer and, as such, will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Secured Obligations and any Permitted Additional Pari Passu Obligations and each is, therefore, willing to enter into this Agreement; and

WHEREAS, this Agreement is made by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations;

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

1.    Definitions; Construction.

(a)    All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the Intercreditor Agreement whether or not then in effect. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code (including, without limitation, Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Investment Property, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i)    “Acquisition Documents” means the agreements, instruments and documents evidencing, or entered into in connection with, an Asset Acquisition by a Grantor.

(ii)    “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(iii)    “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(iv)    “Capital Lease” means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

(v)    “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(vi)    “Collateral” has the meaning specified therefor in Section 2 hereof.

(vii)    “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(viii)    “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(ix)    “Controlled Account” means each Deposit Account other than an Excluded Account.

(x)    “Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to the Collateral Agent, each of which is executed and delivered by a Grantor, the Collateral Agent, and one of the Controlled Account Banks (it being understood that any Controlled Account Agreement that purports to impose obligations on the Collateral Agent in its individual capacity shall not be reasonably satisfactory to the Collateral Agent).

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(xi)    “Controlled Account Bank” means a bank maintaining a Controlled Account.

(xii)    “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

(xiii)    “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit A.

(xiv)    “Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or under any document governing Permitted Additional Pari Passu Obligations.

(xv)    “Excluded Accounts” means (A) Deposit Accounts and Securities Accounts with an aggregate amount on deposit therein of not more than $500,000 at any one time for all such Deposit Accounts or Securities Accounts, or (B) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s employees.

(xvi)    “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, route lists, rights to payment and other rights under Acquisition Documents, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, monies due or recoverable from pension funds, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xvii)    “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xviii)    “Indenture” shall have the meaning set forth in the preamble hereto.

(xix)    “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

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(xx)    “Intellectual Property Licenses” means, with respect to any Grantor, (A) any licenses or other similar rights provided to such Grantor in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by such Grantor, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Notes Documents.

(xxi)    “Intercreditor Agreement” has the meaning set forth in Section 31.

(xxii)    “Investment Property” means (A) any and all investment property, and (B) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(xxiii)    “Issuer” shall have the meaning set forth in the preamble hereto.

(xxiv)    “Joinder” means each Joinder to this Agreement executed and delivered by the Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xxv)    “Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Grantors and their Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Grantors and their Subsidiaries, taken as a whole, to perform their payment and other material obligations under the Notes Documents to which they are parties or the ability of the Collateral Agent or the Trustee or any trustee, collateral agent or other similar representative related to any Permitted Additional Pari Passu Indebtedness to enforce the Secured Obligations or realize upon the Collateral (other than as a result of an action taken or not taken that is solely in the control of the Collateral Agent or such other representative), or (c) a material impairment of the enforceability or priority of the Collateral Agent’s Liens with respect to all or a material portion of the Collateral.

(xxvi)    “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(xxvii)    “Notes Documents” means the Indenture, the Notes, the Security Documents, each document governing Permitted Additional Pari Passu Obligations and each document or instrument entered into pursuant to any Permitted Additional Pari Passu Obligations.

(xxviii)    “Patents” means patents and patent applications, including (A) the patents and patent applications listed on Schedule 4, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor’s rights corresponding thereto throughout the world.

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(xxix)    “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit B.

(xxx)    “Permitted Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any document governing Permitted Additional Pari Passu Obligations.

(xxxi)    “Permitted Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit E hereto.

(xxxii)    “Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Capital Interests are acquired or otherwise owned by a Grantor after the Issue Date other than Capital Interests constituting Excluded Property.

(xxxiii)    “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Capital Interests, the right to receive any certificates representing any of the Capital Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(xxxiv)    “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(xxxv)    “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(xxxvi)    “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(xxxvii)    “Proceeds” has the meaning specified therefor in Section 2 hereof.

(xxxviii)    “PTO” means the United States Patent and Trademark Office.

(xxxix)    “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(xl)    “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(xli)    “Secured Obligations” means “Secured Obligations”, as such term is defined in the Indenture, including all principal, premium and interest on the Notes and including all interest, fees and other amounts, which but for the filing of a bankruptcy proceeding would have accrued

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on any Secured Obligations, whether or not a claim for such interest, fees or other amounts is allowed in such proceeding; provided that no obligations in respect of Permitted Additional Pari Passu Obligations shall constitute “Secured Obligations” unless such obligations have been designated as Secured Obligations in accordance with Section 32.

(xlii)    “Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Holders, each Permitted Additional Pari Passu Agent, each holder of Permitted Additional Pari Passu Obligations that constitute Secured Obligations and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

(xliii)    “Security Interest” has the meaning specified therefor in Section 2 hereof.

(xliv)    “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(xlv)    “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (F) all of each Grantor’s rights corresponding thereto throughout the world.

(xlvi)    “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit D.

(xlvii)    “URL” means “uniform resource locator,” an internet web address.

(xlviii)    “VIN” has the meaning specified therefor in Section 5(l) hereof.

(b)    This Agreement shall be subject to the rules of construction set forth in Section 1.3 of the Indenture, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

(c)    All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    Grant of Security. Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)    all of such Grantor’s Accounts;

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(b)    all of such Grantor’s Books;

(c)    all of such Grantor’s Chattel Paper;

(d)    all of such Grantor’s Commercial Tort Claims;

(e)    all of such Grantor’s Deposit Accounts;

(f)    all of such Grantor’s Equipment;

(g)    all of such Grantor’s Farm Products;

(h)    all of such Grantor’s Fixtures;

(i)    all of such Grantor’s General Intangibles;

(j)    all of such Grantor’s Inventory;

(k)    all of such Grantor’s Investment Property;

(l)    all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(m)    all of such Grantor’s Negotiable Collateral;

(n)    all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(o)    all of such Grantor’s Securities Accounts;

(p)    all of such Grantor’s Supporting Obligations;

(q)    all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of the Collateral Agent (or its agent or designee) or any other Secured Party; and

(r)    all of such Grantor’s rights in, to or under, or relating to, any FCC License;

(s)    all of the Proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Farm Products, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, FCC Licenses, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Collateral Agent from time to time with respect to any of the Investment Property.

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Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include the following (collectively, the “Excluded Property”):

(a)    any rights or interest in any lease, contract, license or license agreement covering personal property or real property of the Issuer or any Grantor (other than FCC Licenses, which are covered by clause (b) below), so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to the Collateral Agent is prohibited (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the Code or other applicable law or so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interests in and liens upon any rights or interests of the Issuer or Grantors in or to any proceeds from or monies due or to become due to the Issuer or any Grantor under any such lease, contract, license or license agreement (including any receivables);

(b)    any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest directly in the FCC Licenses pursuant to the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect at such time; provided that this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under other applicable law or so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interests in and liens upon the economic value of the FCC Licenses, all rights incident or appurtenant to the FCC Licenses and the right to receive all monies, consideration, receivables and proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

(c)    any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the PTO of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral;

(d)    assets owned by the Issuer or any Grantor on the Issue Date or thereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets and proceeds; provided that this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the Code or other applicable law;

(e)    any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Issuer or any Grantor that is subject to a Permitted Lien not created in anticipation or contemplation of such acquisition to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property; provided that this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the Code or other applicable law or so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interests in and liens upon any rights or interests of the Issuer or

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Grantors in or to any proceeds from or monies due or to become due to the Issuer or any Grantor under any such property (including any receivables arising from the use of such property, but excluding any proceeds from any disposition of such property to the extent such Permitted Lien extends thereto and to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such proceeds);

(f)    any shares entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) of any direct or indirect Subsidiary of the Issuer that is a “controlled foreign corporation” in excess of sixty-six (66%) percent of all of the issued and outstanding Capital Interests in such Subsidiary;

(g)    any (i) individual parcel of leased real property or (ii) individual parcel of owned real property of the Issuer or any Grantor having a fair market value, as determined by the Issuer in good faith, of less than $2,000,000; and

(h)    any Capital Interests (other than any Capital Interests of a wholly owned Subsidiary of the Issuer or any Grantor) to the extent such grant of a security interest is prohibited by a joint venture, shareholder or similar agreement entered into in connection with the acquisition of such Capital Interests so long as such agreement is entered into for valid business reasons.

3.    Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency or Liquidation Proceeding involving any Grantor due to the existence of such Insolvency or Liquidation Proceeding. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

4.    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent or the Secured Parties of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture or any other Notes Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Notes Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and during the continuance of an Event of Default, and (ii) the Collateral Agent has notified the applicable Grantor of the Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.    Representations and Warranties. Each Grantor makes the following representations and warranties to the Collateral Agent and each other Secured Party which shall be true, correct, and

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complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Issue Date and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)    The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents).

(b)    The chief executive office of each Grantor is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents).

(c)    Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Notes Documents).

(d)    As of the Issue Date, no Grantor holds any commercial tort claims that exceed $1,000,000 in amount, except as set forth on Schedule 1.

(e)    Set forth on Schedule 10 (as such Schedule may be updated from time to time subject to Section 6(i)(ii) with respect to Controlled Accounts and provided that Grantors comply with Section 6(c) hereof) is a listing of all of Grantors’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(f)    Schedule 8 sets forth all Real Property owned by any of the Grantors as of the Issue Date.

(g)    As of the Issue Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor, (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor and material to the conduct of the business of such Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business), or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor (other than off-the-shelf, shrink-wrapped or “click to accept” software licenses or other licenses to generally commercially available software), (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor, and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, and all applications for registration of Trademarks owned by any Grantor.

(h)    (i)(A) each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor have signed agreements containing (x) assignment of Intellectual Property rights to such Grantor, or such Grantor owns all such Intellectual Property created or developed by such employees and contractors by operation of law or otherwise, and (y) obligations of confidentiality;

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(ii)    to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii)    (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor’s knowledge, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iv)    to each Grantor’s actual knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect;

(v)    each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor; and

(i)    This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except (i) to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code and (ii) with respect to any Transmitting Utility Filings (as hereinafter defined) necessary under the Code that the Collateral Agent, in its sole discretion, elects not to file (collectively, the “Excluded Transmitting Utility Filings”), all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 11. Upon the making of such filings, the Collateral Agent shall have a first (subject only to Liens on Revolving Priority Collateral securing the ABL Obligations and other Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases) perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement under the Code (except with respect to any Transmitting Utility relating to any Excluded Transmitting Utility Filing). Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11, all action necessary or desirable to protect and perfect the Security Interest in and on each Grantor’s United States issued and registered Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor, subject to the Intercreditor Agreement. Except for any Excluded Transmitting Utility Filings, all action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

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(j)    (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Issue Date, (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Capital Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement, (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to the Collateral Agent as provided herein, (iv) all actions necessary or desirable to perfect and establish the first priority (subject only to Liens on Revolving Priority Collateral securing the ABL Obligations and other Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases) of, or otherwise protect, the Collateral Agent’s Liens in the Investment Property, and the proceeds thereof, have been or will be duly taken, upon (A) the execution and delivery of this Agreement, (B) the taking of possession by the Collateral Agent (or its agent or designee (or the ABL Agent as the Collateral Agent’s bailee for perfection pursuant to the Intercreditor Agreement)) of any certificates representing the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank by the applicable Grantor, (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto, and (v) each Grantor has delivered to and deposited with the Collateral Agent (or the ABL Agent as the Collateral Agent’s bailee for perfection pursuant to the Intercreditor Agreement) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(k)    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally, (B) for consents, approvals, authorizations, or other orders or actions that have already been obtained or given (as applicable) and that are still in force, (C) the filing of financing statements and other filings necessary to perfect the Security Interests granted hereby, (D) the filing of this Agreement with the FCC after the Issue Date, and (E) any necessary prior approval of the FCC. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of the Grantors’ business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

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(l)    Schedule 12 sets forth all motor vehicles owned by Grantors as of the Issue Date and having an aggregate value in excess of $250,000, by model, model year, and vehicle identification number (“VIN”).

(m)    Each Grantor identified on Schedule 13 may be a “transmitting utility” (as defined in Section 9-102(a)(80) of the Code) and the jurisdictions for filing listed next to such Grantor’s name on Schedule 13 are the jurisdictions for “transmitting utility” filings that would be required to be made with respect to such Grantor if such Grantor were a transmitting utility in order to perfect the Collateral Agent’s security interest in the fixtures of such Grantor (collectively, the “Transmitting Utility Filings”).

(n)    [Reserved].

(o)    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides that such Pledged Interests are securities governed by Article 8 of the Code as in effect in any relevant jurisdiction.

6.    Covenants. Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 25:

(a)    Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) after acquisition thereof), notify the Collateral Agent thereof, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents)) after written request by Collateral Agent, shall execute such other documents and instruments as shall be requested by the Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to the Collateral Agent (or to the ABL Agent as the Collateral Agent’s bailee for perfection pursuant to the Intercreditor Agreement), together with undated powers (or other relevant document of transfer acceptable to the Collateral Agent or ABL Agent, as applicable) endorsed in blank, and shall do such other acts or things necessary, or reasonably requested by the Collateral Agent, to protect the Collateral Agent’s Security Interest therein.

(b)    Chattel Paper.

(i)    Promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents)) after written request by the Collateral Agent (it being understood that the Collateral Agent shall have no duty to so request), each Grantor shall take all steps

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reasonably necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000; and

(ii)    If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Indenture), promptly upon the written request of the Collateral Agent (it being understood that the Collateral Agent shall have no duty to so request), such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of U.S. Bank National Association, as Collateral Agent for the benefit of the Secured Parties”.

(c)    Control Agreements. Each Grantor shall obtain a Control Agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor (other than with respect to any Excluded Accounts).

(d)    Commercial Tort Claims. If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $500,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) of obtaining such Commercial Tort Claim), notify the Collateral Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents)), amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Collateral Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary, or reasonably requested by the Collateral Agent, to give the Collateral Agent a first priority (subject only to Liens on Revolving Priority Collateral securing the ABL Obligations and other Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases), perfected security interest in any such Commercial Tort Claim.

(e)    Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $1,000,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) of the creation thereof) notify the Collateral Agent thereof and, promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents)) after written request by the Collateral Agent (it being understood that the Collateral Agent shall have no duty to so request), execute any instruments or take any steps reasonably required by the Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, such assignment being subject to the Intercreditor Agreement, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

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(f)    Intellectual Property.

(i)    In order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent, and cause to be filed with the applicable filing office, one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Collateral Agent’s Lien on such Grantor’s United States issued and registered Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby in accordance with clauses (iv) and (v) of this Section 6(f);

(ii)    Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense such Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter (and that is necessary in or material to the conduct of such Grantor’s business) until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter (and that is necessary in or material to the conduct of such Grantor’s business) until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who are involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 6(f)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii)    Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 6(f)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Collateral Agent, for the benefit of the Secured Parties, may do so at its option following notice to the Issuer from and after the occurrence and during the continuance of an Event of Default, and all fees and out-of-pocket expenses incurred in connection therewith (including reasonable fees and expenses of outside counsel and other professionals) shall be for the sole account of Issuer;

(iv)    On each date on which a quarterly or annual report is required to be filed or posted pursuant to Section 4.3 of the Indenture in respect of a fiscal quarter or fiscal year (or, if an Event of Default has occurred and is continuing, more frequently if requested by the Collateral Agent), each Grantor shall provide the Collateral Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by

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any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to the Collateral Agent supplemental schedules to the applicable Notes Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder and have them filed with the United States Patent and Trademark Office or United States Copyright Office, as applicable;

(v)    Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) following such receipt) notify (but without duplication of any notice required by Section 6(f)(iv)) the Collateral Agent of such registration by delivering, or causing to be delivered, to the Collateral Agent, documentation sufficient for the Collateral Agent’s Liens on such Copyright to be perfected. If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) following such acquisition) notify the Collateral Agent of such acquisition and deliver, or cause to be delivered, to the Collateral Agent, documentation sufficient for the Collateral Agent’s Liens to be perfected on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi)    Each Grantor shall take commercially reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements, (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain, and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(g)    Investment Property.

(i)    If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Issue Date, it shall promptly (and in any event within five Business Days (or such longer period as agreed to by the ABL Agent in writing in its sole discretion with respect to the corresponding requirement under the ABL Documents) of acquiring or obtaining such Collateral) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)    Upon the occurrence and during the continuance of an Event of Default, following the written request of the Collateral Agent, all sums of money and property paid or distributed

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in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of the Collateral Agent, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received, in each case, subject to the Intercreditor Agreement;

(iii)    Each Grantor shall promptly deliver to the Collateral Agent a copy of each material written notice or other material communication received by it in respect of any Pledged Interests;

(iv)    No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Notes Documents, in any such case, if the same would be materially adverse to the interests of the Secured Parties;

(v)    Each Grantor agrees that it will reasonably cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or, if the Collateral Agent is entitled under this Agreement to exercise remedies in respect of the Investment Property, to effect any sale or transfer thereof;

(vi)    As to all limited liability company or partnership interests owned by such Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides or shall provide that such Pledged Interests are securities governed by Article 8 of the Code as in effect in any relevant jurisdiction; and

(vii)    With regard to any Pledged Interests that are not certificated, any such Grantor of such non-certificated Pledged Interests (i) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under this Agreement, (ii) agrees that after the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent or its nominee with respect to the applicable Pledged Interests without further consent by the applicable Grantor, (iii) to the extent permitted by law, agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the Code) is the State of New York, (iv) agrees to notify the Collateral Agent upon obtaining actual knowledge of any interest in favor of any person in the applicable Pledged Interests that is materially adverse to the interest of the Collateral Agent therein, other than any Permitted Liens and (v) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Interests hereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee to the extent permitted hereunder.

(h)    Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Indenture and each document governing Permitted Additional Pari Passu Obligations, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Notes Documents.

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(i)    Controlled Accounts; Controlled Investments.

(i)    Each Grantor shall use commercially reasonable efforts to establish and maintain Controlled Account Agreements with respect to each Controlled Account of such Grantor within 60 days after the Issue Date; and

(ii)    In the event any Grantor opens or acquires a new Deposit Account (including through a Permitted Investment) other than an Excluded Account, the Issuer shall amend Schedule 10 to add or replace a Controlled Account and shall upon such addition or replacement provide to the Collateral Agent an amended Schedule 10; provided, that the applicable Grantor shall have used commercially reasonably efforts to have the Controlled Account Bank with respect to such Controlled Account execute and deliver to the Collateral Agent a Controlled Account Agreement.

(j)    Name, Etc. No Grantor will change its name, chief executive office, organizational identification number, jurisdiction of organization or organizational identity until (A) it shall have given the Collateral Agent not less than ten days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken all action reasonably necessary to maintain at all times following such change the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(k)    Account Verification. After the occurrence and during the continuance of an Event of Default, each Grantor will, and will cause each of its Subsidiaries to, permit the Collateral Agent, in the Collateral Agent’s name or in the name or a nominee of the Collateral Agent, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or other electronic means of transmission or otherwise. Further, at the written request of the Collateral Agent, each Grantor will, and will cause each of its Subsidiaries to, send requests for verification of Accounts or, after the occurrence and during the continuance of an Event of Default, send notices of assignment of Accounts to Account Debtors and other obligors.

(l)    Motor Vehicles. Promptly (and in any event within thirty (30) days) after written request by the Collateral Agent, with respect to all goods covered by a certificate of title owned by any Grantor with an aggregate fair market value in excess of $1,000,000, such Grantor shall deliver to the Collateral Agent or the Collateral Agent’s designee, the certificates of title for all such goods and promptly (and in any event within thirty (30) days Business Days) after written request by the Collateral Agent, such Grantor shall take all actions necessary to cause such certificates to be filed (with the Collateral Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

7.    Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Notes Documents referred to below in the manner so indicated.

(a)    Indenture. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.

(b)    Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

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8.    Further Assurances.

(a)    Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action (including the filing of UCC-3 continuation statements), that are necessary or that the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)    Each Grantor authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)    Each Grantor authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction.

(d)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9.    Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) (a) may (but shall not be obligated to) proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right (but not the obligation) (subject to Section 16(b)) to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right (but not the obligation) to request that any Capital Interests that are pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

10.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, subject to the Intercreditor Agreement, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

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(b)    to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Collateral Agent;

(c)    to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)    to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)    to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)    use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)    subject to the Intercreditor Agreement, the Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the written request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.    Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors in accordance with the terms of the Indenture or any document governing Permitted Additional Pari Passu Obligations.

12.    Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

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13.    Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or the Collateral Agent’s designee may (a) make direct verification from Account Debtors with respect to any or all Accounts that are part of the Collateral, (b) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, or (c) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Notes Documents.

14.    Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof, and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

15.    Voting and Other Rights in Respect of Pledged Interests.

(a)    Upon the occurrence and during the continuance of an Event of Default, in each case, subject to the Intercreditor Agreement, (i) the Collateral Agent may, at its option, and with two Business Days prior written notice to any Grantor (unless such Event of Default is an Event of Default specified in Section 6.1(8) of the Indenture, in which case no such notice need be given), and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b)    For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Collateral Agent, the Secured Parties, or the value of the Pledged Interests.

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16.    Remedies. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement:

(a)    The Collateral Agent may, and, at the instruction of the Secured Parties and subject to Section 20, shall, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Notes Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon written request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. The Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)    The Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c)    The Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Notes Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which the Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which the Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for

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the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Collateral Agent.

(d)    Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Indenture. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)    Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

17.    Remedies Cumulative. Each right, power, and remedy of the Collateral Agent or any Secured Party as provided for in this Agreement, or the other Notes Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, and the Notes Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent or any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent or such Secured Party of any or all such other rights, powers, or remedies.

18.    Application of Proceeds. (a) Subject to the provisions of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Secured Obligations pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

(i)    first, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Indenture and to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture (including any costs of enforcement and collateral administration);

(ii)    second, ratably to amounts owing to the holders of Secured Obligations in accordance with the terms of the Indenture and each document governing Permitted Additional Pari Passu Obligations, by transfer to the Trustee and any other agent for such holders, for further distribution to such holders; and

(iii)    third, to the Issuer and/or other persons entitled thereto.

(b)    In making the determination and allocations required by this Section 18, the Collateral Agent may conclusively rely upon information supplied by the Trustee and the applicable Permitted Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations and such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

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(c)    If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 18.

Notwithstanding the foregoing, in the event of any determination by a court of competent jurisdiction with respect to any series of Permitted Additional Pari Passu Obligations that (i) such series of Permitted Additional Pari Passu Obligations is unenforceable under applicable law or are subordinated to any other obligations (other than the Notes or another series of Permitted Additional Pari Passu Obligations), (ii) such series of Permitted Additional Pari Passu Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than the Notes or other series of Permitted Additional Pari Passu Obligations) on a basis ranking prior to the security interest of such series of Permitted Additional Pari Passu Obligations but junior to the security interest of the Notes or other series of Permitted Additional Pari Passu Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any series of Permitted Additional Pari Passu Obligations, an “Impairment” of such series of Permitted Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such series of Permitted Additional Pari Passu Obligations, and the rights of the holders of such series of Permitted Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such series Permitted Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Permitted Additional Pari Passu Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a holder of the Notes or series of Permitted Additional Pari Passu Obligations) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes or any series of Permitted Additional Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Permitted Additional Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis (in the event of a dispute, in accordance with a final non-appealable order of a court of competent jurisdiction) solely from the Collateral or proceeds to be distributed in respect of the series of Permitted Additional Pari Passu Obligations with respect to which such Impairment exists.

19.    Impairment. Neither the Issuer nor any of the Grantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Secured Parties.

20.    Voting Provision. Subject to the terms of the Intercreditor Agreement, except as provided in the succeeding sentence, in the case of an Event of Default under the Indenture, or an event of default under any agreement or instrument representing additional Permitted Additional Pari Passu Obligations where such remedies arise, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell Collateral at the written direction of the holders of not less than a majority in aggregate principal amount of the outstanding Notes and the Permitted Additional Pari Passu Obligations, voting as one class. If the Collateral Agent has asked the holders of the Secured Obligations for instruction and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take, but will not be required to take, and will in no event have any liability for taking, any delay in taking or the failure to take, such actions with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to preserve the value of the Collateral; provided that once instructions

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from the applicable Secured Parties have been received by the Collateral Agent (accompanied by indemnity or security satisfactory to the Collateral Agent, if requested by the Collateral Agent), the actions of the Collateral Agent will be governed thereby and the Collateral Agent will not take any further action which would be contrary thereto.

21.    Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

22.    Indemnity. Each Grantor agrees to indemnify the Collateral Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Notes Document to which such Grantor is a party in accordance with and to the extent set forth in Section 7.7 of the Indenture. This provision shall survive the termination of this Agreement and the Indenture, the repayment of the Secured Obligations and the resignation or removal of the Collateral Agent in accordance with the Indenture.

23.    Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTES DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor to which such amendment applies subject to any approval required pursuant to the Indenture or any other Notes Document.

24.    Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Indenture, and to any of the Grantors at the notice address specified for the Issuer in the Indenture, and to any Permitted Additional Pari Passu Agent at the notice address specified in the applicable Permitted Additional Pari Passu Joinder Agreement, or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

25.    Continuing Security Interest: Assignments under Indenture.

(a)    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Discharge of Notes Obligations (including a legal defeasance or covenant defeasance) in accordance with the provisions of the Notes Documents, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of,

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and be enforceable by, the Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may, in accordance with the provisions of the Indenture, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Notes Documents, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon the Issuer’s request and at the Issuer’s expense, the Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement, any other Notes Documents, or any other instrument or document executed and delivered by any Grantor to the Collateral Agent, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any Obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Indenture. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.

(b)    The Liens securing the Secured Obligations securing the Notes will be released, in whole or in part, as provided in Section 10.3 of the Indenture.

(c)    The Liens securing Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in the Notes Documents governing such series of Permitted Additional Pari Passu Obligations.

(d)    If any Secured Party repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Secured Party in full or partial satisfaction of any Secured Obligation or on account of any other obligation of any Grantor under any Notes Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such Secured Party elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such Secured Party elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable out-of-pocket costs, expenses, and outside counsel attorneys’ fees of such Secured Party related thereto, (i) the liability of the Grantors with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) the Collateral Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) the Collateral Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, the Collateral Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Grantor in respect of such liability or any Collateral securing such liability.

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26.    Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty as of the Issue Date, and shall continue in full force and effect until the Discharge of Notes Obligations (including a legal defeasance or covenant defeasance in accordance with the Indenture and other Notes Documents).

27.    Communications Laws.

(a)    Notwithstanding any other provision of this Agreement, the Collateral shall not include at any time any FCC Licenses held by Grantors to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Laws, as in effect at such time, but such security interest does include, to the maximum extent permitted by law all rights incident or appurtenant to all FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses, as set forth in clause (b) of the last paragraph of Section 2.

(b)    Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any rights to vote or consent with respect to any of the Collateral as provided herein or any other action taken or to be taken by the Collateral Agent hereunder shall be in compliance with the Communications Laws, and to the extent required thereby, subject to the prior approval of the FCC. In determining whether an approval of the FCC is required in connection with any action taken under this Agreement, the Collateral Agent shall be entitled to rely on the advice of FCC or regulatory counsel experienced in giving such advice selected by the Collateral Agent.

(c)    It is the intention of the parties hereto that the Security Interests in favor of the Collateral Agent on the Collateral shall in all relevant aspects be subject to and governed by the Communications Laws and that nothing in this Agreement shall be construed to diminish the control exercised by the Grantor except in accordance with the provisions of such Communications Laws. Subject to the Intercreditor Agreement, each Grantor agrees that upon the written request from time to time by the Collateral Agent it will actively pursue obtaining any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 27, including, upon any written request of the Collateral Agent following the occurrence of and during the continuance of an Event of Default, the preparation, signing and filing with (or causing to be prepared, signed and filed with) the FCC of any application or other request for consent, approval or authorization necessary or appropriate under the Communications Laws (i) to assign or transfer control of any FCC License, (ii) to transfer control of any Grantor or Subsidiary of Grantor or (iii) to transfer or assign any of the Collateral or assets of any Grantor or Subsidiary of Grantor, which is required to be signed by any Grantor or subsidiary of a Grantor.

(d)    Notwithstanding any other provision of this Agreement or any provision of the Indenture or any other Notes Document to the contrary, following the occurrence and during the continuance of an Event of Default, the voting rights with respect to any Collateral that consists of equity securities in any Grantor that holds a FCC License, or that, directly or indirectly through one or more subsidiaries, controls an entity that holds a FCC License, shall, to the extent required by provisions of the Communications Laws, remain with the party or parties previously approved by the FCC to hold such voting rights to the Collateral. There shall be either a public or private arm’s length sale of such equity securities, and, to the extent required by provisions of the Communications Laws, the successful bidder for, or purchaser of, such equity securities at such sale shall neither acquire nor exercise any rights with respect to such equity securities until such time as the FCC shall have granted its consent to such acquisition or exercise.

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(e)    To enforce the provisions of this Section 27, the Collateral Agent is empowered to seek from the FCC or any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Subject to the Intercreditor Agreement, each Grantor hereby agrees to consent to any such involuntary transfer of control upon the written request of the Collateral Agent after and during the continuance of an Event of Default, and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consent required by any Governmental Authority, in order to effectuate the transactions contemplated in this Section 27. Such trustee shall have all the rights and powers as provided to it by Law or court order, or to the Collateral Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

(f)    Each Grantor hereby acknowledges and agrees that the Collateral is a unique asset and that a violation of such Grantor’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable. Each Grantor further agrees that, because of the unique nature of its undertakings in this Section 27, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Collateral Agent would have an adequate remedy at law for the breach of such undertakings.

(g)    Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence of an Event of Default, subject to the Intercreditor Agreement, should fail or refuse for any reason whatsoever, without limitation, to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk of the court or other representative of any court or other forum of competent jurisdiction without notice to such Grantor, pursuant to an order of such court or forum.

(h)    For the avoidance of any doubt, in the event of any conflict between any provision of this Section 27 and any other provision of this Agreement or any provision of the Indenture or any other Notes Document, the provision of this Section 27 shall control; provided that nothing in this Section 27 shall obligate or require the Collateral Agent to take possession of or control over any FCC License or related asset.

28.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)    THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND THE COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 28(b).

(c)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND THE COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GRANTOR AND THE COLLATERAL AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)    EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)    NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE COLLATERAL AGENT, THE SECURED PARTIES, OR THE ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, THE COLLATERAL AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

29

(f)    IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN SECTION 28(c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)    WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)    THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) THROUGH (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)    UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)    THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

30

(vi)    THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)    THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

29.    New Subsidiaries. Pursuant to Section 4.18 of the Indenture or any similar provision of any Permitted Additional Pari Passu Obligations, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

30.    Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Parties.

31.    Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of May 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Bank, National Association, as the Revolving Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Revolving Claimholders and the Notes Claimholders (as each term is defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, any requirement to deliver possession of any Revolving Priority Collateral to the Collateral Agent or to give the Collateral Agent “control” over any Revolving Priority Collateral (to the extent only one Person can

31

hold “control” under applicable law) shall be deemed to be satisfied if the ABL Agent shall have such possession or control and has agreed in the Intercreditor Agreement to also hold such possession or control as agent or bailee for the benefit of the Collateral Agent.

32.    Permitted Additional Pari Passu Obligations. On or after the Issue Date, the Issuer may from time to time designate Permitted Additional Pari Passu Obligations of any Grantor permitted to be incurred under the Indenture and each document governing Permitted Additional Pari Passu Obligations then in effect and to be secured by a Lien on the Collateral permitted by the Indenture and each document governing Permitted Additional Pari Passu Obligations then in effect as additional Secured Obligations hereunder by delivering to the Collateral Agent, the Trustee and each Permitted Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then existent document governing Permitted Additional Pari Passu Obligations, (iii) specifying the name and address of the Permitted Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Grantors have complied with their obligations hereunder; (b) except in the case of Additional Notes, a fully executed Permitted Additional Pari Passu Joinder Agreement (substantially in the form attached as Exhibit E hereto); and (c) an Officer’s Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture or any then existent document governing Permitted Additional Pari Passu Obligations (upon which the Collateral Agent may conclusively and exclusively rely). Each Permitted Additional Pari Passu Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including, without limitation, any Secured Parties that hold any such Permitted Additional Pari Passu Obligations, and each Permitted Additional Pari Passu Agent agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Permitted Additional Pari Passu Obligations as set forth in each Permitted Additional Pari Passu Joinder Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

33.    Miscellaneous.

(a)    This Agreement is a Notes Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also may deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

32

(d)    Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

34.    Concerning the Collateral Agent.

U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

[Signature pages follow]

33

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	SALEM MEDIA GROUP, INC.

	By:	/s/ Evan D. Masyr
		Name:	Evan D. Masyr
		Title:	Chief Financial Officer

AIR HOT, INC.
BISON MEDIA, INC.
CARON BROADCASTING, INC.
COMMON GROUND BROADCASTING, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
REACH SATELLITE NETWORK, INC.
SALEM CONSUMER PRODUCTS, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM PUBLISHING, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC.
SRN STORE, INC.

	By:	/s/ Evan D. Masyr
		Name:	Evan D. Masyr
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

INSPIRATION MEDIA OF TEXAS, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM MEDIA OF ILLINOIS, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM MEDIA OF MASSACHUSETTS, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM MEDIA OF NEW YORK, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM RADIO OPERATIONS, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM SATELLITE MEDIA, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SALEM WEB NETWORK, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

SCA-PALO ALTO, LLC
BY:	SCA LICENSE CORPORATION,
its Managing Member

By:	/s/ Evan D. Masyr
	Name:	Evan D. Masyr
	Title:	Chief Financial Officer

EAGLE PRODUCTS, LLC
BY:	CARON BROADCASTING, INC.,
its Managing Member

By:	/s/ Evan D. Masyr
	Name:	Evan D. Masyr
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECURITY AGREEMENT]

“Collateral Agent”

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald
Name:	Paula Oswald
Its Authorized Signatory

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

COPYRIGHTS

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER
Salem Communications Holding Corporation	The Bill Bennett Show, Episodes 1-29, 31, 32, 39-42; 2/1/07 - 3/30/07	SRu000879938
Salem Communications Holding Corporation	Bill Bennett’s “Morning in America”, Episodes 108-172, 7/1/07 - 9/30/07	SRu000876228
Salem Communications Holding Corporation	Bill Bennett’s “Morning in America”, Episodes 173-238, 10/1/07 - 12/31/07	SRu000876231
Salem Communications Holding Corporation	Bill Bennett’s “Morning in America”, Episodes 239-303, 1/1/08 - 3/31/08	SRu000876229
Salem Communications Holding Corporation	Bill Bennett’s “Morning in America”, Episodes 304-368, 4/1/08 - 6/30/08	SRu000876232
Salem Communications Holding Corporation	The Dennis Prager Show, Episodes 087-152, 6/1/07 - 8/31/07	SRu000876226
Salem Communications Holding Corporation	The Dennis Prager Show, Episodes 153-217, 9/1/07 - 11/30/07	SRu000876225
Salem Communications Holding Corporation	The Dennis Prager Show, Episodes 218-282, 12/1/07 - 2/29/08	SRu000876223
Salem Communications Holding Corporation	The Dennis Prager Show, Episodes 283-347, 3/1/08 - 5/31/08	SRu000876214
Salem Communications Holding Corporation	The Dennis Prager Show : no. 1-20	SRu000664152
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 173-238, 10/1/07 - 12/31/07	SRu000876202
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 108-172, 7/1/07 - 9/30/07	SRu000876227
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 239-303, 1/1/08 - 3/31/08	SRu000876203
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 304-368, 4/1/08 - 6/30/08	SRu000876233
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 043-107, 4/2/07 - 6/29/07	SRu000889343
Salem Communications Holding Corporation	The Hugh Hewitt Show, Episodes 1-33, 38-42, 2/1/07 - 3/30/07	SRu000882947
Salem Communications Holding Corporation	Janet Parshall’s America : 130-195	SRu000876205
Salem Communications Holding Corporation	Janet Parshall’s America : 196-261	SRu000876206
Salem Communications Holding Corporation	Janet Parshall’s America : 262-325	SRu000876207

Salem Communications Holding Corporation	Janet Parshall’s America, Episodes 1-27, 31-63; 2/1/07 - 4/30/07	SRu000879936
Salem Communications Holding Corporation	The Michael Medved Show : 021-086	SRu001037379
Salem Communications Holding Corporation	The Michael Medved Show : 087-152	SRu000876235
Salem Communications Holding Corporation	The Michael Medved Show : 153-217	SRu000876238
Salem Communications Holding Corporation	The Michael Medved Show : 218-282	SRu000876234
Salem Communications Holding Corporation	The Michael Medved Show : 283-347	SRu000876237
Salem Communications Holding Corporation	The Michael Medved Show : no. 1-20	SRu000664151
Salem Communications Holding Corporation	The Mike Gallagher Show : 130-195	SRu000876215
Salem Communications Holding Corporation	The Mike Gallagher Show : 196-261	SRu000876218
Salem Communications Holding Corporation	The Mike Gallagher Show : 262-325	SRu000876221
Salem Communications Holding Corporation	The Mike Gallagher Show, Episodes 1-63, 2/1/07 - 4/30/07	SRu000882952
Salem Radio Network, Inc.	The Dennis Prager show : 9/19/2005 through 9/23/2005 episodes / Dennis Prager	SR0000378812
Salem Publishing, Inc.	Audio Adrenaline : the unbiased, unabridged & unbelievable story of Audio Adrenaline / by Shari MacDonald.	TX0005296474
Salem Publishing, Inc.	Avalon / by Merrill Farnsworth.	TX0005133008
Salem Publishing, Inc.	CCM lifelines : newsboys / by Lucas W. Hendrickson.	TX0005249670
Salem Publishing, Inc.	CCM lifelines : the 100 greatest albums in Christian music / Thom Granger, editor.	TX0005292804
Salem Publishing, Inc.	Jaci Velasquez / by Linda Warren.	TX0005296475
Salem Publishing, Inc.	Steven Curtis Chapman / By Melissa Riddle.	TX0005136607

Applications: None.

OTHER COPYRIGHTS

Registrations: None.

Applications: None.

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

None.

SCHEDULE 4

PATENTS

UNITED STATES PATENTS:

Registrations: None.

Applications: None.

OTHER PATENTS:

Registrations: None.

Applications: None.

SCHEDULE 5

PLEDGED COMPANIES

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
Salem Media Group, Inc.	Air Hot, Inc.	1,000	common	100%	100%	2
Salem Communications Holding Corporation	Bison Media, Inc.	1,000	common	100%	100%	3
Salem Communications Holding Corporation	Caron Broadcasting, Inc.	1,000	common	100%	100%	2
Salem Communications Holding Corporation	Common Ground Broadcasting, Inc.	1,000	common	100%	100%	003
Salem Communications Holding Corporation	Inspiration Media, Inc.	100	common	100%	100%	2
Salem Radio Operations, LLC and SCA License Corporation	Inspiration Media of Texas, LLC	—	—	100%	100%	N/A
Caron Broadcasting, Inc.	Eagle Products, LLC	—	—	100%	100%	N/A
Salem Communications Holding Corporation	New Inspiration Broadcasting Company, Inc.	30,600	common	100%	100%	4
Salem Communications Holding Corporation	NI Acquisition Corp.	1,000	common	100%	100%	3

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
Salem Communications Holding Corporation	Pennsylvania Media Associates, Inc.	1,000	common	100%	100%	2
Salem Communications Holding Corporation	Reach Satellite Network, Inc.	100	common	100%	100%	22
Salem Communications Corporation	Salem Communications Holding Corporation	1,000	common	100%	100%	1
Salem Communications Holding Corporation	Salem Consumer Products, Inc.	1,000	common	100%	100%	2
SCA License Corporation	Salem Media of Massachusetts, LLC	—	—	100%	100%	N/A
Salem Communications Holding Corporation	Salem Media of Colorado, Inc.	1,000	common	100%	100%	2
Salem Communications Holding Corporation	Salem Media of Hawaii, Inc.	1,000	common	100%	100%	2
Salem Radio Operations, LLC and SCA License Corporation	Salem Media of Illinois, LLC	Membership Interests	common	100%	100%	N/A
Salem Communications Holding Corporation	Salem Media of Kentucky, Inc.	1,000	common	100%	100%	2
Salem Radio Operations, LLC and SCA License Corporation	Salem Media of New York, LLC	—	—	100%	100%	N/A

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
Salem Communications Holding Corporation	Salem Media of Ohio, Inc.	100	common	100%	100%	7
Salem Communications Holding Corporation	Salem Media of Oregon, Inc.	100	common	100%	100%	4
Salem Communications Holding Corporation	Salem Media of Texas, Inc.	1,000	common	100%	100%	2
New Inspiration Broadcasting Company, Inc.		850				6

Salem Communications Holding Corporation	Salem Media of Virginia, Inc.	150	common	100%	100%	4
Salem Communications Holding Corporation	Salem Media Representatives, Inc.	1,000	common	100%	100%	2
Salem Communications Corporation	Salem Publishing, Inc.	1,000	common	100%	100%	8
Salem Communications Holding Corporation	Salem Radio Network Incorporated	200	common	100%	100%	6
SCA License Corporation	Salem Radio Operations, LLC	—	—	100%	100%	N/A
Salem Communications Holding Corporation	Salem Radio Properties, Inc.	1,000	common	100%	100%	2

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Percentage of Class Pledged	Certificate Nos.
SCA License Corporation	Salem Satellite Media, LLC	—	—	100%	100%	N/A
SCA License Corporation	Salem Web Network, LLC	—	—	100%	100%	N/A
Salem Communications Holding Corporation	SCA License Corporation	1,000	common	100%	100%	3
SCA License Corporation	SCA-Palo Alto, LLC	—	—	100%	100%	N/A
Salem Communications Holding Corporation	South Texas Broadcasting, Inc.	1,000	common	100%	100%	2
Salem Communications Holding Corporation	SRN News Network, Inc.	1,000	common	100%	100%	2
Salem Radio Network Incorporated	SRN Store, Inc.	1,000	common	100%	100%	2

SCHEDULE 6

TRADEMARKS

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK
Air Hot, Inc.	3205952	HOT AIR
Caron Broadcasting, Inc.	2736979	CROSSWALK.COM
Caron Broadcasting, Inc.	2805120	CROSSWALK
New Inspiration Broadcasting Company, Inc.	2569476	THE FISH
New Inspiration Broadcasting Company, Inc.	2616697	THE FISH 95.9 FM (Design)
Salem Communications Holding Corporation	4793162	REGNERY
Salem Communications Holding Corporation	4793163	LITTLE PATRIOT PRESS
Salem Communications Holding Corporation	4675160	RADIO LUZ
Salem Communications Holding Corporation	4667592	THE ANSWER
Salem Communications Holding Corporation	4599766	TODAY’S CHRISTIAN MUSIC
Salem Communications Holding Corporation	4477818	SOLID GOSPEL
Salem Communications Holding Corporation	4470854	THE WORD IN PRAISE
Salem Communications Holding Corporation	4192191	BULL MARKET ALERT
Salem Communications Holding Corporation	4252619	THE ALPHA INVESTOR LETTER
Salem Communications Holding Corporation	4121884	TEACON
Salem Communications Holding Corporation	4643211	FAMILY TALK
Salem Communications Holding Corporation	4188879	REDSTATE
Salem Communications Holding Corporation	4017393	FAMILY EVENTS
Salem Communications Holding Corporation	4011756	THE GLOBAL GURU
Salem Communications Holding Corporation	4095506	ETF TRADER

Salem Communications Holding Corporation	4098079	MAKING MONEY ALERT
Salem Communications Holding Corporation	4098082	HIGH MONTHLY INCOME
Salem Communications Holding Corporation	4098083	HEDGE FUND TRADER
Salem Communications Holding Corporation	4098084	HIGH-INCOME ALERT
Salem Communications Holding Corporation	4104215	TURNAROUND TRADER
Salem Communications Holding Corporation	3933015	DAILY EVENTS
Salem Communications Holding Corporation	3316971	WNTP
Salem Communications Holding Corporation	3316951	KLFE
Salem Communications Holding Corporation	3316950	KCRO
Salem Communications Holding Corporation	3316953	WORL
Salem Communications Holding Corporation	3316913	KLUP
Salem Communications Holding Corporation	3316905	WYLL
Salem Communications Holding Corporation	3316906	KSLR
Salem Communications Holding Corporation	3316882	WFHM
Salem Communications Holding Corporation	3316869	KKNT
Salem Communications Holding Corporation	3316870	KYCR
Salem Communications Holding Corporation	3316862	WWTC
Salem Communications Holding Corporation	3316389	KBIQ
Salem Communications Holding Corporation	3293430	KGFT
Salem Communications Holding Corporation	3293372	WGKA
Salem Communications Holding Corporation	3293352	KSKY
Salem Communications Holding Corporation	3293330	WEZE
Salem Communications Holding Corporation	3292877	WAVA
Salem Communications Holding Corporation	3292876	WFIL
Salem Communications Holding Corporation	3292824	KPRZ
Salem Communications Holding Corporation	3397026	KRLA

Salem Communications Holding Corporation	3397015	KCBQ
Salem Communications Holding Corporation	3397001	KKLA
Salem Communications Holding Corporation	3396999	KGU
Salem Communications Holding Corporation	3396987	KKFS
Salem Communications Holding Corporation	3396982	KFAX
Salem Communications Holding Corporation	3396984	KFIS
Salem Communications Holding Corporation	3396955	KFSH
Salem Communications Holding Corporation	3291058	STARFISH
Salem Communications Holding Corporation	3188777	SERMONSEARCH
Salem Communications Holding Corporation	3164206	POLITICALLY INCORRECT GUIDE
Salem Communications Holding Corporation	2856493	DOUG FABIAN’S SUCCESSFUL INVESTING
Salem Communications Holding Corporation	3382286	CELEBRATE FREEDOM
Salem Communications Holding Corporation	2583356	S
Salem Communications Holding Corporation	2726199	FORECASTS & STRATEGIES
Salem Communications Holding Corporation	2351187	CONSERVATIVE LEADERSHIP SERIES
Salem Communications Holding Corporation	2527818	LIFELINE PRESS
Salem Communications Holding Corporation	2252408	CONSERVATIVE BOOK CLUB
Salem Communications Holding Corporation	1956285	AND RIGHTLY SO
Salem Communications Holding Corporation	1908426	THE NATIONAL CONSERVATIVE WEEKLY
Salem Communications Holding Corporation	1902669	HUMAN EVENTS
Salem Communications Holding Corporation	1996372	SALEM COMMUNICATIONS CORPORATION
Salem Communications Holding Corporation	1198671	FORECASTS & STRATEGIES
Salem Web Network, LLC	4022953	GOD TUBE
Salem Publishing, Inc.	1604548	THE SINGING NEWS MAGAZINE THE PRINTED VOICE OF GOSPEL MUSIC
Salem Radio Network Incorporated	1968784	SALEM RADIO NETWORK
Salem Radio Network Incorporated	1935920	SRN

Salem Web Network, LLC	4604746	REPRAY
Salem Web Network, LLC	4706370	TWITCHY
Salem Web Network, LLC	4356547	GODTUBE
Salem Web Network, LLC	4762271	TOWNHALL.COM
Salem Web Network, LLC	4022953	GODTUBE (Design)
Salem Web Network, LLC	3134729	TOWNHALL.COM (Design)

Applications: None.

OTHER TRADEMARKS:

Registrations: None.

Applications: None.

SCHEDULE 7

NAME; CHIEF EXECUTIVE OFFICE; TAX IDENTIFICATION NUMBERS AND ORGANIZATIONAL NUMBERS

Legal Name	Address of Chief Executive Office	Organizational Number	Federal Taxpayer	Address of Chief Executive Office
Salem Media Group, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	2351582	77-0121400	DE

Air Hot, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	4632228	80-0316086	DE

Bison Media, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	19961049899	77-0434654	CO

Caron Broadcasting, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	968648	77-0439370	OH

COMMON GROUND BROADCASTING, INC.	4880 Santa Rosa Road, Camarillo, CA 93012	209090-81	93-1079989	OR

Eagle Products, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	5456971	32-0427053	DE

Inspiration Media, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	2-378992-8	77-0132974	WA

Inspiration Media of Texas, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	07085781-22	75-2615876	TX

New Inspiration Broadcasting Company, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	C0854634	95-3356921	CA

NI Acquisition Corp.	4880 Santa Rosa Road, Camarillo, CA 93012	C2032267	77-0472233	CA

Pennsylvania Media Associates, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	1546025	94-3134636	PA

Reach Satellite Network, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	0248743	62-1499223	TN

Salem Consumer Products, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	4384090	26-0592055	DE

Salem Communications Holding Corporation	4880 Santa Rosa Road, Camarillo, CA 93012	3231850	52-2253737	DE

Salem Media of Massachusetts, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	4468736	26-1524392	DE

Salem Media of Colorado, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	19931082450	84-1239646	CO

SALEM MEDIA OF HAWAII, INC.	4880 Santa Rosa Road, Camarillo, CA 93012	3039118	91-1973005	DE

Salem Media of Illinois, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	3333936	52-2295222	DE

SALEM MEDIA OF KENTUCKY, INC.	4880 Santa Rosa Road, Camarillo, CA 93012	0473858	61-1346985	KY

Salem Media of New York, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	3333898	52-2293254	DE

Salem Media of Ohio, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	579033	95-3690954	OH

Salem Media of Oregon, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	033167-83	77-0114986	OR

Salem Media of Texas, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	01319897-00	77-0379125	TX

Salem Media of Virginia, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	0488450-8	54-1927897	VA

Salem Media Representatives, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	01195013-00	77-0281576	TX

Salem Publishing, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	0222737	95-3394730	TN

Salem Radio Network Incorporated	4880 Santa Rosa Road, Camarillo, CA 93012	2290095	77-0305542	DE

Salem Radio Operations, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	3356549	77-0581097	DE

SALEM RADIO PROPERTIES, INC.	4880 Santa Rosa Road, Camarillo, CA 93012	3058511	52-2194731	DE

SALEM SATELLITE MEDIA, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	3399935	52-2324849	DE

Salem Web Network, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	2988989	52-2141739	DE

SCA License Corporation	4880 Santa Rosa Road, Camarillo, CA 93012	3258707	52-2255733	DE

SCA-Palo Alto, LLC	4880 Santa Rosa Road, Camarillo, CA 93012	3543669	36-4502016	DE

South Texas Broadcasting, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	0132756600	77-0388924	TX

SRN News Network, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	0139401300	77-0426090	TX

SRN Store, Inc.	4880 Santa Rosa Road, Camarillo, CA 93012	801830764	46-3434092	TX

SCHEDULE 8

OWNED REAL PROPERTY

Entity of Record	Common Name and Address
Salem Radio Properties, Inc.	4880 Santa Rosa Road, Camarillo, CA Ventura County, CA

Salem Radio Properties, Inc.	70 Salem Turnpike, Saugus, MA Essex County, MA

Salem Radio Properties, Inc.	3700 Hazel Ave. (aka 3700 Dix), Lincoln Park, MI Wayne County, MI

Salem Radio Properties, Inc.	3201 Mt Troy Rd/Lot & Block 117-P-30, Reserve Township, Pittsburgh, PA Allegheny County, PA

Salem Radio Properties, Inc.	3366 Pleasant Valley Road, Seven Hills, OH Cuyahoga County, OH

Salem Radio Properties, Inc.	9446 Broadview Road, Broadview Heights (Cleveland), OH Cuyahoga County, OH

Salem Radio Properties, Inc.	1377 Salt Springs Road, Warren, OH Trumbull County, OH

Salem Radio Properties, Inc.	4623 Corydon Pike, New Albany, IN Floyd County, IN

Salem Radio Properties, Inc.	3505 & 3509 Hamburg Pike, Jeffersonville, IN Clark County, IN

Salem Radio Properties, Inc.	3000 Colfax Rd (aka 6500 29th Griffith, & 6600 W 29th) Griffith & Gary, IN Lake County, IN

Salem Radio Properties, Inc.	2355 Ballard Road (aka 711 Forest Edge Lane) Des Plaines, IN Cook County, IL

Salem Radio Properties, Inc.	South of 167th Street, Lockport, IL Will County, IL

Salem Radio Properties, Inc.	8214 Old Pond Creek Road, Pegram, TN Davidson County, TN

Salem Radio Properties, Inc.	322 Radio Tower Ln (aka Porterfield Rd), Readyville, TN Cannon County, TN

Entity of Record	Common Name and Address
Salem Radio Properties, Inc.	14775 Downing Street, Dover, FL Hillsborough County, FL

Salem Radio Properties, Inc.	5211 W. Laurel Street, Tampa, FL Hillsborough County, FL

Salem Radio Properties, Inc.	.9 miles N of Fre 54 and Meadow Brook Dr., Odessa, FL Pasco County, FL

Salem Radio Properties, Inc.	1000 Harbor Lake Dr., Industrial Park, Safety Harbor, FL Pinnellas Park, FL

Salem Radio Properties, Inc.	1000 Harbor Lake Dr., Industrial Park, Safety Harbor, FL Pinnellas Park, FL

Salem Radio Properties, Inc.	9549 Fruitville Rd. (aka 2200 Dog Kennel Rd), Sarasota, FL Sarasota County, FL

Salem Radio Properties, Inc.	2000 Cheshire Bridge Road, Atlanta, Edgewood, GA Fulton County, GA

Salem Radio Properties, Inc.	1188 Lake View, Altamonte Springs, FL Seminole County, FL

Salem Radio Properties, Inc.	1770 Sheeler Ave., Apopka, FL Orange County, FL

Salem Radio Properties, Inc.	1550 E. 58th Avenue (at N. Franklin Street), Commerce City, CO Adams County, CO

Salem Radio Properties, Inc.	4580 Airport Road, Colorado Springs, CO El Paso County, CO

Salem Radio Properties, Inc.	1600 Longstreet Drive, Riverview Industrial Park (Lot 8,9,10), Lewisville, TX Denton County, TX

Salem Radio Properties, Inc.	Industrial Center Road near 111410 and Perrin-Beitel Road, San Antonio, TX Bexar County, TX

Salem Radio Properties, Inc.	755 Show Case (aka S. Orange Show Rd), San Bernardino, CA San Bernardino County, CA

Entity of Record	Common Name and Address
Salem Radio Properties, Inc.	1154-1160 N. King Street, Honolulu (Oahu) HI Honolulu County, HI

Salem Radio Properties, Inc.	5700 South 36th St. (W of Gifford Rd, S of Rt 92/275), Council Bluffs, IA Pottawattamie County, IA

Salem Radio Properties, Inc.	4650 El Reposo Dr. (aka 4970 Wawona St) Los Angeles, CA Los Angeles County, CA

Salem Radio Properties, Inc.	642 Parrish Lane, McEwen, TN Humphreys County, TN

Salem Radio Properties, Inc.	3116 St. Augustine Road, Dallas, TX Dallas County, TX

Salem Radio Properties, Inc.	1621 Piney Grove Road (aka 4180 Timber Trace Rd), Loganville, GA Walton County, GA

Salem Radio Properties, Inc.	Piney Grove Rd & Bullock Trail, Loganville, GA Walton County, GA

Salem Radio Properties, Inc.	Minnis Rd & Farm to Market 902, Collinsville, TX Grayson County, TX

Salem Radio Properties, Inc.	5701 Bruton Road, Dallas, TX Dallas County, TX

Salem Radio Properties, Inc.	10426 Cemetery Road (aka 10426 196th Street SW), Vashon Island, WA King County, WA

Salem Radio Properties, Inc.	Muth Valley Rd, Lakeside, CA San Diego County, CA

Salem Radio Properties, Inc.	Buffalo Lane & County Rd #58 (18200 S 180th Springfield), Springfield, NE Sarpy County, NE

Salem Radio Properties, Inc.	6424Hartman Ave. @ 64th St. , Omaha, NE Douglas County, NE

Salem Radio Properties, Inc.	6611 Country Road, McKinney, TX Collin County, TX

Salem Radio Properties, Inc.	Vacant Land (Longden Ave East of Myrtle Ave), Covina, CA Los Angeles County, CA

Entity of Record	Common Name and Address
Salem Radio Properties, Inc.	9490 Braun Road, San Antonio, TX Bexar County, TX

Salem Radio Properties, Inc.	6400 N. Beltline Road, Irving, TX Dallas County, TX

Salem Radio Properties, Inc.	6839 W. Farmer Road, Phoenix, AZ Maricopa County, AZ

Salem Radio Properties, Inc.	11430 Gandy Blvd., St. Petersburg, FL Pinellas County, FL

Salem Radio Properties, Inc.	350 NE 71st Street, Miami, FL Miami-Dade, FL

Salem Radio Properties, Inc.	4297 Sanders Road, Powder Springs, GA Cobb County, GA

Salem Radio Properties, Inc.	546 Schlueter Germaine Road, Belleville, IL St. Clair County, IL

Salem Radio Properties, Inc.	917 Lilac Drive, North, Golden Valley, MN Hennepion, MN

Salem Radio Properties, Inc.	889 Agnew Road, Baldwin, PA Allegheny County, PA

SCHEDULE 9

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Owner	Type of Account	Bank	Account Numbers
Salem Media Group Inc.	Concentration Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	AP Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	Depository	Wells Fargo Bank	[ ]

Salem Media Group Inc.	AP Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	AP Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	Payroll Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	Payroll Account	Wells Fargo Bank	[ ]

Salem Media Group Inc.	Depository	Wells Fargo Bank	[ ]

Salem Media Group Inc.	Bank Account	Wells Fargo Bank	[ ]

Salem Communications Holding Corp	AP Account	Wells Fargo Bank	[ ]

Salem Consumer Products	Depository	Wells Fargo Bank	[ ]

South Texas Broadcasting Inc. dba Xulon Press	Depository	Bank of America	[ ]

Salem Media of Oregon, Inc.	Depository	US Bank	[ ]

Caron Broadcasting Inc.	Depository	Wells Fargo Bank	[ ]

Eagle Products LLC	Depository	Wells Fargo Bank	[ ]

Salem Web Network LLC	Depository	Wells Fargo Bank	[ ]

Salem Publishing, Inc.	Depository	Wells Fargo Bank	[ ]

Salem Web Network LLC	Depository	Wells Fargo Bank	[ ]

SCHEDULE 10

CONTROLLED ACCOUNT BANKS

Wells Fargo Bank, National Association.

SCHEDULE 11

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Legal Name	Jurisdiction for Filing
Salem Media Group, Inc.	DE

Air Hot, Inc.	DE

Bison Media, Inc.	CO

Caron Broadcasting, Inc.	OH

Common Ground Broadcasting, Inc.	OR

Eagle Products, LLC	DE

Inspiration Media, Inc.	WA

Inspiration Media of Texas, LLC	TX

New Inspiration Broadcasting Company, Inc.	CA

NI Acquisition Corp.	CA

Pennsylvania Media Associates, Inc.	PA

Reach Satellite Network, Inc.	TN

Salem Consumer Products, Inc.	DE

Salem Communications Holding Corporation	DE

Salem Media of Massachusetts, LLC	DE

Salem Media of Colorado, Inc.	CO

Salem Media of Hawaii, Inc.	DE

Salem Media of Illinois, LLC	DE

Salem Media of Kentucky, Inc.	KY

Salem Media of New York, LLC	DE

Salem Media of Ohio, Inc.	OH

Salem Media of Oregon, Inc.	OR

Salem Media of Texas, Inc.	TX

Salem Media of Virginia, Inc.	VA

Salem Media Representatives, Inc.	TX

Salem Publishing, Inc.	TN

Salem Radio Network Incorporated	DE

Salem Radio Operations, LLC	DE

Salem Radio Properties, Inc.	DE

Salem Satellite Media, LLC	DE

Salem Web Network, LLC	DE

SCA License Corporation	DE

SCA-Palo Alto, LLC	DE

South Texas Broadcasting, Inc.	TX

SRN News Network, Inc.	TX

SRN Store, Inc.	TX

SCHEDULE 12

MOTOR VEHICLES

None.

SCHEDULE 13

TRANSMITTING UTILITIES

Name of Grantor	Jurisdiction For Filing
Salem Radio Properties, Inc.	CA, CO, FL, GA, HI, IA, IL, IN, MA, MI, NE, OH, PA, TN, TX, WA

Caron Broadcasting, Inc.	CA, FL, OH, OR, TN

Salem Media of Massachusetts, LLC	KY, OH

Salem Media of New York, LLC	NJ

Pennsylvania Media Associates, Inc.	FL, MA, MI, NE, PA

Salem Media of Colorado, Inc.	CO

Salem Media of Kentucky, Inc.	MN

Salem Media of Ohio, Inc.	OH

South Texas Broadcasting, Inc.	AR, GA, TX

Common Ground Broadcasting, Inc.	AZ, IL, MN

Inspiration Media, Inc.	WA

New Inspiration Broadcasting Co.	CA

Salem Media of Texas, Inc.	TX

Inspiration Media of Texas, LLC	TX

Salem Media of Virginia, Inc.	MD, VA

Salem Media of Hawaii, Inc.	HI

SCA-Palo Alto, LLC	CA

Salem Radio Network, Inc.	TN

Salem Media of Illinois, LLC	TX

Salem Media of Oregon, Inc.	OR

Bison Media, Inc.	CO, TX

ANNEX 1 TO SECURITY AGREEMENT

FORM OF JOINDER

Joinder No.          (this “Joinder”), dated as of              20    , to the Security Agreement, dated as of May 19, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture dated as of May 19, 2017 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Salem Media Group, Inc., as issuer (the “Issuer”), the Grantors party thereto, as grantors (each a “Grantor” and collectively, the “Grantors”), U.S. Bank National Association., as trustee (in such capacity and not in its individual capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, if not defined therein, in the Indenture, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis;

WHEREAS, pursuant to Section 4.18 of the Indenture and Section 29 of the Security Agreement, certain Subsidiaries of the Issuer, must execute and deliver certain Notes Documents, including the Security Agreement, and the joinder to the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor is [an Affiliate] [a Subsidiary] of the Issuer and, as such, by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Notes Documents.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1.    In accordance with Section 29 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder, and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, each New Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral (as defined in Section 2 of the Security Agreement). Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

2.    Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6,

“Trademarks”, Schedule 7, Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers, Schedule 8, “Owned Real Property”, Schedule 9, “Deposit Accounts and Securities Accounts”, Schedule 10, “Controlled Account Banks”, Schedule 11, “List of Uniform Commercial Code Filing Jurisdictions”, Schedule 12, “Motor Vehicles” and Schedule 13, “Transmitting Utilities” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 9, Schedule 10, Schedule 11, Schedule 12 and Schedule 13 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement.

3.    Each New Grantor authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (a) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (b) describing the Collateral as being of equal or lesser scope or with greater detail, or (c) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction in connection with the Notes Documents.

4.    Each New Grantor represents and warrants to the Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.    This Joinder is a Notes Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also may deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6.    The Security Agreement, as supplemented hereby, shall remain in full force and effect.

7.    THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 28 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.    U.S. Bank National Association is entering into this Joinder solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:	[NAME OF NEW GRANTOR]

By:
Name:
Title:

[NAME OF NEW GRANTOR]

By:
Name:
Title:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO JOINDER NO.      TO SECURITY AGREEMENT]

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this      day of             , 20    , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture dated as of May 19, 2017 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Salem Media Group, Inc., as issuer (the “Issuer”), the Grantors party thereto, as grantors (each a “Grantor” and collectively, the “Grantors”), U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, the Grantors shall have executed and delivered to the Collateral Agent, for the benefit of Security Agreement that certain Security Agreement, dated as of May 19, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.    DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture, and this Copyright Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2.    GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a)    all of such Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)    all renewals or extensions of the foregoing; and

(c)    all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright Intellectual Property License.

3.    SECURITY FOR SECURED OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4.    SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

5.    AUTHORIZATION TO SUPPLEMENT. Grantors shall give the Collateral Agent prior written notice of no less than five Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize the Collateral Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.    COUNTERPARTS. This Copyright Security Agreement is a Notes Document. This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement. Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement. Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also may deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

7.    CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 28 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.    U.S. Bank National Association is entering into this Copyright Security Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture as if such rights, privileges and immunities were set forth herein.

2

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	[NAME OF GRANTOR]

By:
Name:
Title:

[NAME OF GRANTOR]

By:
Name:
Title:

COLLATERAL AGENT:	ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this      day of             , 2017, by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture dated as of May 19, 2017 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Salem Media Group, Inc., as issuer (the “Issuer”), the Grantors party thereto, as grantors (each a “Grantor” and collectively, the “Grantors”), U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, the Grantors shall have executed and delivered to the Collateral Agent, for the benefit of Security Agreement that certain Security Agreement, dated as of May 19, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.    DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture, and this Patent Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2.    GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a)    all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)    all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c)    all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3.    SECURITY FOR SECURED OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4.    SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

5.    AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize the Collateral Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.    COUNTERPARTS. This Patent Security Agreement is a Notes Document. This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement. Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement. Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

7.    CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS PATENT SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 28 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.    U.S. Bank National Association is entering into this Patent Security Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture as if such rights, privileges and immunities were set forth herein

2

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	[NAME OF GRANTOR]

By:
Name:
Title:

[NAME OF GRANTOR]

By:
Name:
Title:

COLLATERAL AGENT:	ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE I

to

PATENT SECURITY AGREEMENT

Patents

Grantor	Country	Patent	Application/ Patent No.

Patent Licenses

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of             , 20     (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of May 19, 2017, (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or, if not defined therein, in the Indenture, and this Pledged Interests Addendum shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Notes Document. Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum. If the undersigned delivers an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission, the undersigned may also deliver an original executed counterpart of this Pledged Interests Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

THIS PLEDGED INTERESTS ADDENDUM SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 28 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

[ ]

By:
Name:
Title:

SCHEDULE I

TO

PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this      day of             , 20    , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Indenture dated as of May 19, 2017 (as it may be amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Salem Media Group, Inc., as issuer (the “Issuer”), the Grantors party thereto, as grantors (each a “Grantor” and collectively, the “Grantors”), U.S. Bank National Association, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and the Collateral Agent;

WHEREAS, the Grantors shall have executed and delivered to the Collateral Agent, for the benefit of Security Agreement that certain Security Agreement, dated as of May 19, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to Agent, for the benefit of the Secured Parties, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.    DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2.    GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)    all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b)    all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c)    all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property

License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3.    SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency or Liquidation Proceeding involving any Grantor.

4.    SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5.    AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to the Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize the Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.    COUNTERPARTS. This Trademark Security Agreement is a Notes Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7.    CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 28 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

2

8.    U.S. Bank National Association is entering into this Trademark Security Agreement solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities set forth in the Indenture as if such rights, privileges and immunities were set forth herein

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	[NAME OF GRANTOR]

By:
Name:
Title:

[NAME OF GRANTOR]

By:
Name:
Title:

COLLATERAL AGENT:	ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT E

PERMITTED ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of May 19, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)), by and among Salem Media Group, Inc. (the “Issuer”), the other Grantors party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i)     represents that the Permitted Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Permitted Additional Pari Passu Agent for the New Secured Parties thereunder, and under the Intercreditor Agreement and other Security Documents;

(ii)     acknowledges that the New Secured Parties have received a copy of the Security Agreement, the Intercreditor Agreement and other Security Documents;

(iii)    irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement, the Intercreditor Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)    accepts and acknowledges the terms of the Security Agreement, the Intercreditor Agreement and each other Security Document applicable to it and the New Secured Parties and agrees to serve as Permitted Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement, the Intercreditor Agreement and the other Security Documents applicable to the Secured Parties (including, without limitation, the pari passu intercreditor provisions contained therein), with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 24 of the Security Agreement are as follows:

[name and address of the Permitted Additional Pari Passu Agent]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Permitted Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the date first written above.

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Permitted Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Its Authorized Signatory

[SIGNATURE PAGE TO PERMITTED ADDITIONAL PARI PASSU JOINDER AGREEMENT]